UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 13, 2014, BorgWarner Inc. issued a press release announcing its financial results for the twelve months ended December 31, 2013. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 12, 2014, BorgWarner Inc. appointed Dr. Vicki L. Sato to its board of directors and as a member of the Compensation Committee of the board. In connection with the appointment of Dr. Sato, there were no compensatory or other arrangements made with Dr. Sato, though she will be entitled to the same directors’ fees as other non-employee directors of the Company.

Item 7.01. Regulation FD Disclosure

On February 12, 2014, BorgWarner Inc. issued a press release regarding the appointment of Dr. Vicki L. Sato to its board of directors. A copy of the Company's press release regarding the appointment of Dr. Sato to the Company's board of directors is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description

99.1	Press release regarding earnings issued by BorgWarner Inc. dated February 13, 2014
99.2	Press release regarding the appointment of Dr. Vicki L. Sato to the Board of Directors issued February 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: February 13, 2014	By:	/s/ John J. Gasparovic
Name: John J. Gasparovic
Title: Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release regarding earnings issued by BorgWarner Inc. dated February 13, 2014
99.2	Press release regarding the appointment of Dr. Vicki L. Sato to the Board of Directors issued February 12, 2014